EXHIBIT 21.01

SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:

Edgewood Services, Inc., a New York corporation

Federated Administrative Services, a Delaware statutory trust

Federated Administrative Services, Inc., a Pennsylvania corporation

Federated Advisory Services Company, a Delaware statutory trust

Federated Asset Management GmbH, a German company

Federated Equity Management Company of Pennsylvania, Delaware statutory trust

Federated Funding 1997-1, Inc., a Delaware corporation

Federated Global Investment Management Corp., a Delaware corporation

Federated International – Europe GmbH, a German company

Federated International Holdings B.V., a Netherlands company

Federated International Management Limited, an Ireland company

Federated Investment Counseling, a Delaware statutory trust

Federated Investment Management Company, a Delaware statutory trust

Federated Investors Management Company, a Pennsylvania corporation

Federated Investors Trust Company, a Pennsylvania trust company

Federated Investors (UK) Ltd., an United Kingdom company

Federated MDTA LLC, a Delaware limited liability company

Federated MDTA Trust, a Massachusetts business trust

Federated Private Asset Management, Inc., a Delaware corporation

Federated Securities Corp., a Pennsylvania corporation

Federated Services Company, a Pennsylvania corporation

Federated Shareholder Services Company, a Delaware statutory trust

FII Holdings, Inc., a Delaware corporation

HBSS Acquisition Company, a Delaware corporation

Retirement Plan Service Company of America, a Delaware statutory trust, doing business as “Federated Retirement Plan Services

  Company” and “Federated Retirement Solutions”

Passport Research Ltd., a Pennsylvania limited partnership

Southpointe Distribution Services Inc., a Pennsylvania corporation